                                                                   Exhibit 10.22




                                  OFFICE LEASE

                                    between

                            SALLY SPENCER ("LESSOR")
                                      AND
                             HI/FN, INC. ("LESSEE")

                                     dated

                                October __, 2000

                                  OFFICE LEASE

                               Table of Contents


                                                            Page
Recitals                                                     1
Section 1:     Definitions                                   1
Section 2:     Premises                                      3
Section 3:     Term; Condition of Premises                   3
Section 4:     Rental                                        4
Section 5:     Additional Rent                               6
Section 6:     Use                                           7
Section 7:     Lessor's Obligations                          7
Section 8:     Lessee's Obligations                          8
Section 9:     Impositions                                   9
Section 10:    Liens                                        10
Section 11:    Repairs                                      10
Section 12:    Damage or Destruction                        10
Section 13:    Subrogation                                  11
Section 14:    Indemnification                              12
Section 15:    Compliance with Legal Requirements           12
Section 16:    Assignment and Subletting                    13
Section 17:    Rules                                        15
Section 18:    Entry by Lessor                              15
Section 19:    Events of Default                            16
Section 20:    Termination upon Default                     16
Section 21:    Continuation after Default                   17
Section 22:    Other Relief                                 17
Section 23:    Right of Lessor to Cure Defaults             17
Section 24:    Attorney Fees                                18
Section 25:    Eminent Domain                               18
Section 26:    Subordination                                18
Section 27:    No Merger                                    19
Section 28:    Sale                                         19
Section 29:    Estoppel Certificate                         19
Section 30:    Light, Air, or View Rights                   20
Section 31:    Holding Over                                 20

                                                                        PAGE -i-

Section 32:    Security Deposit                                               20
Section 33:    Waiver                                                         21
Section 34:    Notice and Consents                                            21
Section 35:    Entire Agreement                                               21
Section 36:    Authority                                                      22
Section 37:    Plural and Singular                                            22
Section 38:    Joint and Several Obligations                                  22
Section 39:    Time of the Essence                                            22
Section 40:    Examination of Lease                                           22
Section 41:    Heirs, Successors, and Assigns                                 22
Section 42:    Name of Building, Parking, and Signage                         22
Section 43:    Illegality or Unenforceability of Portion of Lease             23
Section 44:    Governing Laws                                                 23
Section 45:    Exhibits                                                       23

Exhibit A      Legal Description
Exhibit B      Basic Lease Information



                                                                       PAGE -ii-

                                  OFFICE LEASE

     This Office Lease ("Lease") dated as of ___________________, 2000, is entered into between Sally Spencer ("Lessor"), and Hi/Fn, Inc., a Delaware corporation ("Lessee").

                                    RECITALS

     A. Lessor is the owner of real property ("Real Property") located at 727 University Avenue, Los Gatos, California 95032, described in Exhibit A, attached to this Lease and incorporated by reference, and the Building (as later defined) located on it. The Real Property and the Building are collectively the "Property".

     B. Lessor desires to lease to Lessee, and Lessee desires to lease from Lessor the Premises (as later defined) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

     For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

                             SECTION 1. DEFINITIONS

     As used in this Lease, the following terms are defined in Section 1.

     "Base Rent" means the Base Rent as set forth in the Basic Lease
Information.

     "Base Year" means the calendar year specified in the Basic Lease Information as the Base Year.

     "Basic Lease Information" is attached to and incorporated in this Lease as Exhibit B.

     "Building" means the building constructed on the Real Property known as 727 University Avenue, Los Gatos, California, any property interest in the area of 727 University Avenue, Los Gatos, California, and all other improvements on or appurtenances to the Real Property or the streets abutting the Real Property. The Building includes, but is not limited to, an office building with one floor of office space and an adjacent parking area.

     "Commencement Date" means the Commencement Date as set forth in the Basic Lease information.

     "Common Area" means the total area on a floor consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas, public corridors providing access to tenant space, public stairs, and pipe shafts, together with their enclosing walls.

     "Deposit" is defined in Section 32.

     "Additional Rent" means all Operating Expenses, Property Taxes, and Insurance Premiums paid by Lessor and all Impositions payable by Lessee as provided in Section 9.

     "Event of Default" is defined in Section 19.

     "Impositions" is defined in Section 9.

     "Insurance Premiums means (a) insurance premiums on all of Lessor's insurance policies providing coverage for liability, real property damage, all-risk insurance including earthquake damage, fire, public liability, personal property damage, and other insurable losses and (b) the deductible portion of any insured loss under Lessor's insurance.

     "Legal Requirements" is defined in Section 15.

     "Lease" is defined in the preamble.

     "Lessee" is defined in the preamble.

     "Lessor" is defined in the preamble.

     "Operating Expenses" means (a) all costs of management, operation, and maintenance of the Building, including without limitation: Building interior maintenance; Building exterior maintenance and HVAC system (except for Building foundations, exterior walls, roof, and roofing); outside area maintenance, including landscaping; wages, salaries, and payroll burden of employees; property management fees and other related compensation; janitorial, maintenance, security, and other services; building office rent or rental value; power, water, waste disposal, gas and electricity, and other utilities; materials and supplies; maintenance and repairs; license costs; and depreciation on personal property; and (b) the cost of any capital improvements made to the Building by Lessor after the Base Year that (i) are made in the reasonable expectation of reducing other Operating Expenses during the term of this Lease, (ii) are required for the health and safety of tenants, or (iii) are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, this cost to be amortized over a reasonable period determined by Lessor, together with interest on the unamortized balance at the rate of ten percent (10%) per annum, or a higher rate equal to that paid by Lessor on funds borrowed for the purpose of constructing or installing those capital improvements. Operating Expenses shall not include: Property Taxes; Insurance Premiums and the deductible portion of any insured loss under Lessor's insurance; depreciation on the Building other than depreciation on exterior window draperies, if any, provided by Lessor, and carpeting in multitenant floor public corridors and common areas; costs of tenants' improvements; real estate brokers' commissions; interest; costs incurred in connection with the repair of damage to the Building, to the extent Lessor is reimbursed by insurance proceeds; and capital items other than those referred to in clause (b). Actual Operating Expenses for both the Base Year and each subsequent calendar year will be adjusted to equal Lessor's reasonable estimate of Operating Expenses had the total rentable area of the Building been occupied. Operating Expenses shall not include the costs of maintenance of Building foundations, exterior walls, roof and roofing.

     "Premises" means the land, Building, and improvements located at 727 University Avenue, Los Gatos, California, and more particularly described in Exhibit "A" of this Lease.

     "Property" is defined in Recital A of this Lease.

     "Property Taxes" means all real property taxes (and any tax levied wholly or partly in lieu of real property taxes) levied against the Building, and all real estate tax consultant expenses and attorney fees incurred for the purpose of maintaining an equitable assessed valuation of the Building.

     "Real Property" is defined in Recital A of this Lease.

     "Rentable Area" means the rentable area of the Premises specified on the Basic Lease Information. If any office space is added to or deleted from the Premises, the rentable area of the space added or deleted shall mean: (a) as to an entire floor added to or deleted from the Premises, all areas within outside permanent Building walls, measured to the inside glass surface of outside permanent Building walls, including rest rooms; janitor, telephone, and electrical closets; allocated mechanical areas and columns and projections necessary to the Building, but excluding public stairs, elevator shafts, and pipe shafts, together with their enclosing walls; (b) as to a portion of a floor added to or deleted from the Premises, the aggregate of the usable area of the portion of the floor added to or deleted from the Premises, plus the result obtained by multiplying the area of the Common Area on this floor by a fraction, whose numerator is the usable area of added or deleted portion of the floor and whose denominator is the usable area of all tenant space on the floor.

     "Term" is defined in Section 3 of this Lease.

     "Termination Date" means the Termination Date in the Basic Lease
Information.

     "Usable Area" means all floor area in a tenant space, measured to the inside glass surface of outer Building walls, to the office side of corridors and other permanent partitions, and to the center of partitions that separate the tenant space from adjoining tenant spaces, without deduction for columns and projections necessary to the Building.

                            SECTION 2.     PREMISES

     Lessor leases to Lessee, and Lessee leases from Lessor, the Premises for the term and subject to the terms, covenants, agreements, and conditions later set forth, to each of which Lessor and Lessee mutually agree.

                   SECTION 3.     TERM; CONDITION OF PREMISES

     The term ("Term") of this Lease shall commence on the Commencement Date and, unless sooner terminated as later provided, shall end on the Termination Date. Unless otherwise agreed by Lessor and Lessee in this Lease, Lessor shall deliver the Premises to Lessee on the Commencement Date in their then existing condition with no alterations being made by Lessor. If Lessor has undertaken in this Lease to make any alterations to the Premises before the Commencement Date and the alterations are completed before that date, and if Lessee desires to take occupancy in advance of that date, Lessor shall deliver the Premises to Lessee at that time in advance of a date that will be mutually approved by Lessor and Lessee and, notwithstanding anything to the contrary contained in this Lease, the Term of the Lease shall commence on delivery. If Lessor, for any reason, cannot deliver the Premises to Lessee on the Commencement Date, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting from nondelivery, but in that event rental shall be waived for the period between the Commencement Date and the time when Lessor delivers the Premises to Lessee. No delay in delivery of the Premises shall extend the Term of this Lease. If the Premises are not delivered to Lessee on or before January 31, 2001 (or other mutually agreed date), Lessee shall have the right at any time thereafter before delivery of the Premises to cancel this Lease and recover from Lessor all funds theretofore paid by Lessee pursuant to the terms of this Lease.

                               SECTION 4. RENTAL

     (a) Lessee shall pay to Lessor throughout the Term as rental for the Premises the Base Rent for the applicable calendar month plus the Additional Rent, i.e., one hundred percent (100%) of the Operating Expenses, the Property Taxes, and Insurance Premiums as follows:

     Calendar Year       Base Rent           Additional Rent
     -------------       ---------           ---------------
         2001            $60,228.00          plus 100% of Operating Expenses,
                         per month           Property Taxes, and Insurance
                                             Premiums

         2002            $62,637.12          plus 100% of Operating Expenses,
                         per month           Property Taxes, and Insurance
                                             Premiums

         2003            $65,142.60          plus 100% of Operating Expenses,
                         per month           Property Taxes, and Insurance
                                             Premiums

         2004            $67,748.31          plus 100% of Operating Expenses,
                         per month           Property Taxes, and Insurance
                                             Premiums

         2005            $70,458.24          plus 100% of Operating Expenses,
                         per month           Property Taxes, and Insurance
                                             Premiums

         2006            $73,276.57          plus 100% of Operating Expenses,

                         per month           Property Taxes, and Insurance
                                             Premiums

         2007            $76,207.63          plus 100% of Operating Expenses,
                         per month           Property Taxes, and Insurance
                                             Premiums

     (b) Rental shall be paid to Lessor, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

     (c) All sums of money due to Lessor under this Lease, not specifically characterized as rental, shall constitute additional rent and shall be due within thirty (30) days after receipt by Lessee of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due. Nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable under this Lease, or to limit any other remedy of Lessor.

     (d) Lessee acknowledges that late payment of rent and other sums due under this Lease after the expiration of any applicable cure period under
Section 19(a) will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Lessor by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Lessee are not received when due, or if a cure period is applicable under
Section 19(a), prior to the expiration of the cure period, Lessee shall pay to Lessor a late charge equal to six percent (6%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Lessor will incur because of late payment. Acceptance of the late charge by Lessor shall not constitute a waiver of Lessee's default for the overdue amount, nor prevent Lessor from exercising the other rights and remedies granted under this Lease.

     (e) Any amount due to Lessor, if not paid within five (5) days following the due date, will bear interest from the due date until paid at the rate of ten percent (10%) per year or, if a higher rate is legally permissible, at the highest rate legally permitted. However, interest shall not be payable on late charges incurred by Lessee nor on any amounts on which late charges are paid by Lessee to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Lessee.

     (f) All payments due shall be paid to Lessor, without deduction or offset, in lawful money of the United States of America at Lessor's address for notices under this Lease or to another person or at another place as Lessor may designate by notice to Lessee.


                           SECTION 5. ADDITIONAL RENT

     Additional Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

     (a) On or before January 1 of each calendar year, Lessor shall give Lessee notice of Lessor's estimate of the Additional Rent due under Section 4(a) for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Lessee shall pay to Lessor one-twelfth (1/12th) of the estimated Additional Rent. If Lessor fails to give notice as required in this Section, Lessee shall continue to pay on the basis of the prior year's estimate until the month after that notice is given. If at any time it appears to Lessor that the Additional Rent for the current calendar year will vary from the estimate by more than five percent (5%), Lessor shall, by notice to Lessee, revise the estimate for that year, and subsequent payments by Lessee for that year shall be based on the revised estimate.

     (b) Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Lessor shall deliver to Lessee a statement of the actual Additional Rent for that calendar year, accompanied by a statement from certified public accountants for the Building showing Operating Expenses, Property Taxes, and Insurance Premiums on the basis of which the actual Additional Rent was determined. At Lessee's request, Lessor shall provide Lessee reasonable supporting detail underlying the calculations of Operating Expenses, Property Taxes, and Insurance Premiums. If Lessor's statement discloses that Lessee owes an amount that is less than the estimated payments for the calendar year previously made by Lessee, Lessor shall credit the excess first against any sums then owed by Lessee, and then against the next payments of rental due. If Lessor's statement discloses that Lessee owes an amount that is more than the estimated payment for the calendar year previously made by Lessee, Lessee shall pay the deficiency to Lessor within thirty (30) days after delivery of the statement.

     (c) The amount of Additional Rent for any fractional year in the Term shall be appropriately prorated. The proration of Operating Expenses and Insurance Premiums for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire calendar year; the proration of Property Taxes for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

     (d) Notwithstanding the foregoing, Lessee shall pay directly the following Operating Expenses: light bulb replacement, rest room supplies, janitorial service, garbage removal service, landscape service, and water, gas, and electric utilities.


                                 SECTION 6. USE

     The Premises shall be used for general office and related purposes and no other purpose without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed. Lessee shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule, or (b) which is prohibited by the standard form of fire insurance policy, or (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents. Lessee shall not use or store in the Premises any hazardous or toxic substances, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal office operations, provided that their use and storage are in accordance with applicable laws. Lessee shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Lessee cause, maintain, or permit any nuisance or waste on or about the Premises.


                        SECTION 7. LESSOR'S OBLIGATIONS

     (a) Lessor shall maintain, and pay for the cost of maintaining, the Building foundations, exterior walls, roof, and roofing. Lessor shall not be responsible for any other maintenance or Building services.

     (b) Lessor shall obtain and keep in force the term of this Lease fire and extended coverage on the Building. Lessor may also, but shall not be required to, procure insurance against the hazard of earthquake and any other insurance policies respecting the Premises or Building which Lessor deems necessary or appropriate, in Lessor's sole discretion.

     (c) Lessor shall pay all Property Taxes and Insurance Premiums, and Lessee shall reimburse Lessor for same.

     (d) In the event that Lessor, at Lessee's request, provides services to Lessee that are not otherwise provided for in this Lease, Lessee shall pay Lessor's reasonable charges for these services on billing of Lessor.

                        SECTION 9. LESSEE'S OBLIGATIONS

     (a) Lessee shall be responsible, and shall directly pay for the cost of, the following: Building interior maintenance; Building exterior maintenance and HVAC system (except for Building foundations, exterior walls, roof, and roofing); outside area maintenance, including landscaping; telephone service; water, gas and electricity; and garbage disposal.

     (b) Lessee shall maintain the public and Common Areas of the Building, including lobbies, stairs, elevators, corridors, restrooms, all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment servicing the Building, and the structure itself, in reasonably good order and condition, excluding normal wear and tear. Damage by Lessee shall be repaired by Lessee at Lessee's good order and condition, excluding normal wear and tear. Damage by Lessee shall be repaired by Lessee at Lessee's expense. The standard of maintenance shall be equal to that of other office buildings of a similar class in Los Gatos.

     (c) Lessee shall furnish (i) electricity for lighting and the operation of office machines, (ii) heat and air conditioning, (iii) lighting replacement, for building standard lights, (iv) restroom supplies, (v) window washing with reasonable frequency, (vi) water for the restrooms and kitchen areas, and (vii) janitor services during the times and in the manner desired by Lessee.

     (d) Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of bodily injury and property damage insurance, insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000.00 per person, $1,000,000.00 per occurrence for bodily injury, and $1,000,000.00 for property damage, or $3,000,000.00 combined single limit for said items. The limits of said insurance shall not, however, limit the liability of Lessee hereunder. Lessee shall also obtain and keep in force during the term of this Lease, at Lessee's expense, "all risk" or "special coverage form" insurance upon the property of every description and kind owned by the Lessee and located in the Building or for which Lessee is legally liable or installed by or on behalf of the Lessee, including without limitation, furniture, fittings, installations, alterations, additions, partitions, fixtures and anything in the nature of leasehold improvements in an amount not less than 80% of the full replacement cost thereof. Such insurance shall insure the Lessee and Lessor, and in the event that there shall be a dispute as to the amount which comprises the full replacement cost, the decision of the Lessor shall be conclusive. Lessee shall deliver to Lessor prior to taking possession of the Premises certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Lessor.

     (e) Lessor shall not be in default under this Lease, nor be liable for any damages resulting from, nor shall the required rental be abated because of (i) the installation, use, or interruption of use of any equipment in connection with the previously listed services, or (ii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building.

     (f) If heat-generating equipment or lighting, other than building standard lights, are installed or used in the Premises, and this equipment or lighting affects the temperature otherwise maintained by the air conditioning system, or if equipment is installed in the Premises that requires a separate temperature controlled room, Lessee shall install supplementary air conditioning facilities in the Premises or shall modify the ventilating and air conditioning system serving the Premises. The capital and maintenance costs of these facilities and modifications shall be borne by Lessee.

     (g) In the event that Lessee fails to perform its obligations as set forth in this Section 8 or elsewhere in this Lease, Lessor may, at its option, fulfill Lessee's obligations, and Lessee shall pay Lessor's reasonable charges for doing so on billing of Lessor.

                           SECTION 9.     IMPOSITIONS

     In addition to the monthly rental and other charges to be paid by Lessee under this Lease, Lessee shall pay Lessor for all of the following items (collectively, "Impositions"): (i) taxes, other than local, state and federal personal or corporate income taxes measured by the net income of Lessor; (ii) assessments, including without limitation, all assessments for public improvements, services, or benefits, irrespective of when commenced or completed; (iii) excises; (iv) levies; (v) business taxes; (vi) license, permit, inspection, and other authorization fees; (vii) transit development fees; (viii) assessments or charges for housing funds; (ix) service payments in lieu of taxes and; (x) any other fees or charges that are levied, assessed, confirmed, or imposed by a public authority; provided, however, that Impositions shall not include amounts otherwise included in Operating Expenses or Property Taxes. Lessee is obligated to pay only to the extent that the Impositions are (a) on, measured by, or reasonably attributable to, the cost or value of Lessee's equipment, furniture, fixtures, and other personal property located in the Premises, or the cost or value of any leasehold improvements made to the Premises by or for Lessee, regardless of whether title to the improvements shall be in Lessee or Lessor; (b) based on or measured by the monthly rental or other charges payable under this Lease, including without limitation, any gross receipts tax levied by a municipality, the State of California, the Federal Government, or any other governmental body with respect to the receipt of the rental; (c) based on the development, possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy by Lessee of the Premises or any portion of the Premises; or (d) on this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises. If it is unlawful for Lessee to reimburse Lessor for the Impositions, but lawful to increase the monthly rental to take into account Lessor's payment of the Impositions, the monthly rental payable to Lessor shall be revised to net Lessor the same net return without reimbursement of the Impositions as would have been received by Lessor with reimbursement of the Impositions.

                               SECTION 10. LIENS

     Lessee shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessor may have posted on the Premises any notices that may be provided by law or that Lessor may deem proper for the protection of Lessor, the Premises, and the Building from those liens. Lessee may contest any lien for which Lessee is responsible under this Section, provided that Lessee shall have caused the lien to be bonded against.

                              SECTION 11. REPAIRS

     Lessee accepts the Premises "AS IS". Lessor is not obligated to make any improvements or repairs to the Premises prior to delivery to Lessee. At all times during the term of this Lease and at Lessee's sole cost, Lessee shall keep the Premises in good condition and repair; ordinary wear and tear and damage to the Premises by fire, earthquake, or act of God or the elements are excepted. Lessee waives all rights to make repairs at the expense of Lessor or instead to vacate the Premises, and Lessee further waives the provisions of Civil Code Sections 1941 and 1942 with respect to Lessor's obligations under this Lease. At the end of the term of this Lease, Lessee shall surrender to Lessor the Premises and all Alterations that are to remain in the Premises in the same condition as when received; ordinary wear and tear and damage by fire, earthquake, or act of God or the elements are excepted. Lessor has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them, except as specifically set forth in this Lease. Lessor has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease.

                       SECTION 12. DAMAGE OR DESTRUCTION

     (a) In the event the Premise or any portion of the Building necessary for Lessee's occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Lessor shall notify Lessee of the estimated time, in Lessor's reasonable judgment, required for repair or restoration. If the estimated time is one hundred and eighty (180) days or less after the commencement of the physical work and one (1) year or less after the casualty event, Lessor shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Lessee's occupancy. This Lease shall remain in full force, except that for the time unusable, Lessee shall receive a rental abatement for that part of the Premises rendered unusable in the conduct of Lessee's business.

     (b) If the estimated time for repair or restoration is in excess of one hundred eighty (180) days after the commencement of the physical work or one
(1) year after the casualty event, Lessee may elect to terminate this Lease as of the date of the casualty event by giving notice to Lessor within fifteen (15) days following receipt of Lessor's notice of the estimated time for repair. If the estimated time is for more than one hundred eighty (180) days after commencement of the physical work or one (1) year after the casualty event, but Lessee has not elected to terminate this Lease, Lessor may elect, on notice to Lessee within twenty (20) days after the period for Lessee's election to terminate has expired, to repair or restore the Premises or the portion of the Building necessary for Lessee's occupancy. In that event, this Lease shall continue in full force, but the rent shall be abated. If Lessor does not elect to repair or restore, this Lease shall terminate as of the date of the casualty event. However, if Lessor has not commenced the physical repair or restoration of the Premises or the portion of the Building necessary for Lessee's occupancy within one (1) year from the casualty event, Lessee may elect to terminate this Lease by notice to Lessor given at any time following the expiration of one (1) year from the casualty event, but prior to the commencement of the physical repair or restoration work.

     (c) If the Premises or the Building are to be repaired or restored under this Section, Lessor shall repair or restore at Lessor's cost the Building itself and all improvements in the Premises, including but not limited to, any tenant improvements constructed pursuant to this Lease, but excluding Alterations made by or for Lessee subsequent to completion of those tenant improvements. Lessee shall pay the cost of repairing or restoring any Alterations made by or for Lessee subsequent to completion of the tenant improvements made pursuant to this Lease and shall be responsible for carrying casualty insurance as Lessee deems appropriate for those Alterations.

     (d) In the event of any damage to or destruction of the Premises or the Building, Lessor and Lessee acknowledge that their respective rights and obligations are to be governed exclusively by this Lease.

                            SECTION 13. SUBROGATION

     Lessor and Lessee shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker's compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Lessor and Lessee shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver.

                          SECTION 14. INDEMNIFICATION

     Lessee waives all claims against Lessor for damage to any property or injury or death of any person on the Premises arising at any time and from any cause other than the gross negligence or willful misconduct of Lessor or Lessor's employees, agents, or contractors. Lessee shall hold Lessor harmless from and defend Lessor against all claims, liability, damage, or loss arising out of any injury or death of any person or damage to or destruction of property attributable to the use of the Premises by Lessee, except that caused by the gross negligence or willful misconduct of Lessor or Lessor's agents, contractors, or employees. Lessee shall also hold Lessor harmless from any liability, cost, or expense arising from Lessee's use or storage in the Premises of any hazardous or toxic substance. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by Lessor from the first notice that any claim or demand is to be made or may be made. Lessor shall promptly give notice to Lessee of any claim or demand. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination. The provisions of this Section to indemnify and hold Lessor harmless are limited to the amount of loss that is not paid to Lessor out of insurance proceeds, if any.

                 SECTION 15. COMPLIANCE WITH LEGAL REQUIREMENTS

     At Lessee's sole cost, Lessee shall promptly comply with all laws and governmental rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers ("Legal Requirements"), insofar as they relate to the condition, use, or occupancy of the Premises. Excluded are (a) structural changes or changes to the electrical, mechanical, or plumbing systems of the Building, all to the extent not necessitated by Lessee's acts or by improvements made for Lessee, other than the tenant improvements to be made pursuant to this Lease by Lessor, if any; (b) alterations or improvements to the Building as a whole or the Premises of tenants generally that are not by law the tenants' responsibility with which to comply; and (c) work necessitated by defects in the construction of the Building. Lessor shall comply in a timely manner with all Legal Requirements that are not Lessee's responsibility under this Section to the extent noncompliance would adversely affect Lessee's use or occupancy of the Premises.

                     SECTION 16. ASSIGNMENT AND SUBLETTING

     (a) Except as otherwise expressly permitted by this Lease, Lessee shall not, without the prior written consent of Lessor, which shall not be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party other than Lessee. Neither this Lease nor any interest in this Lease shall be assignable without the consent of Lessor, which shall not be unreasonably withheld or delayed. Any of the previous acts without consent shall be void and shall, at the option of Lessor, constitute a noncurable default under this Lease. In connection with each consent requested by Lessee, Lessee shall submit to Lessor the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Lessor concerning the proposed transaction and the parties involved.

     (b) Without limiting other instances in which Lessor may reasonably withhold consent to an assignment or subletting, Lessor and Lessee acknowledge that it shall be reasonable for Lessor to withhold consent in the following instances:

          (i) if at the time consent is requested or at any time prior to the granting of consent, an Event of Default has occurred under this Lease or if Lessee is in monetary default under this Lease or would be in monetary default under this Lease but for the pendency of any grace or cure period under Section 19;

          (ii) if the proposed assignee or sublessee is a governmental agency;

          (iii) if, in Lessor's reasonable judgment, use of the Premises by the proposed assignee or sublessee would not be comparable to the office use by other tenants in the Building, would entail alterations that would materially lessen the value of the leasehold improvements in the Premises (unless Lessee provides adequate security to ensure that the Premises will be restored to their prior condition), would result in more than a reasonable number of occupants per floor, or would require substantially increased services by Lessor;

          (iv) if Lessor reasonably determines that circumstances warrant a consideration of the financial worth of a proposed assignee or sublessee, and the financial worth, in Lessor's reasonable judgment, does not meet the credit standards applied by Lessor for other tenants under leases with comparable terms; and

          (v) if, in Lessor's reasonable judgment, the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Building.

     (c) If at any time during the Term, Lessee desires to sublet all or any part of the Premises, Lessee shall notify Lessor of the terms of the proposed subletting and the space proposed to be sublet. Lessor shall have the option, exercisable by notice given to Lessee within thirty (30) days after Lessee's notice is given, to sublet from Lessee this space at the rental and other terms in Lessee's notice or to terminate this Lease. If Lessor does not exercise this option, Lessee shall be free to sublet the space to the specific proposed sublessee, at the same rental and on the same terms in the notice given to Lessor, subject to obtaining Lessor's prior consent as provided previously.

     (d) No sublessee shall have a right to further sublet without Lessor's prior consent, which Lessee acknowledges may be withheld in Lessor's absolute discretion, and any assignment by a sublessee of the sublease shall be subject to Lessor's prior consent in the same manner as if Lessee were entering into a new sublease. No sublease, once consented to by Lessor, shall be modified or terminated by Lessee without Lessor's prior consent, which shall not be unreasonably withheld.

     (e) In the case of an assignment, seventy-five percent (75%) of any sums or other economic consideration received by Lessee as a result of the assignment (excluding any consideration reasonably attributed to assets other than this Lease) shall be paid to Lessor after first deducting (i) the cost of leasehold improvements paid for by Lessee [not to exceed fifteen thousand dollars ($15,000.00)], (ii) standard market real estate commissions paid by Lessee in connection with the assignment, and (iii) reasonable attorney fees paid by Lessee in connection with the assignment, including Lessor's reasonable attorney fees payable by Lessee under the provisions of subparagraph (h) of this Section 16.

     (f) In the case of subletting, seventy-five percent (75%) of any sums or economic consideration received by Lessee as a result of the subletting shall be paid to Lessor after first deducting (i) the cost of leasehold improvements [not to exceed fifteen thousand dollars ($15,000.00)] made to the sublet portion of the Premises at Lessee's cost, (ii) standard market subleasing real estate commissions paid by Lessee in connection with the subletting, and (iii) reasonable attorney fees paid by Lessee in connection with the subletting.

     (g) Regardless of Lessor's consent, no subletting or assignment shall release or alter Lessee's obligation or primary liability to pay the rental and perform all other obligations under this Lease. The acceptance of rental by Lessor from any other person shall not be deemed a waiver by Lessor of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Lessee in the performance of any of the terms of this Lease, after notice of default to Lessee pursuant to Section 19 and the expiration of any applicable cure period, Lessor may proceed directly against

Lessee without the necessity of exhausting remedies against the assignee or successor. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining consent. This action shall not relieve Lessee of liability under this Lease provided, however, that Lessee shall not be liable for any increase in Lessee's obligations under this Lease because of any amendment or modification to this Lease, unless Lessee has consented to it in writing.

     (h) If Lessee assigns this Lease, sublets the Premises, or requests the consent of Lessor to any assignment, subletting, hypothecation, or other action requiring Lessor's consent under this Lease, Lessee shall pay Lessor's reasonable attorney fees incurred in connection with the action.

                               SECTION 17.  RULES

     Lessee shall comply with Lessor from time to time promulgated in writing by Lessor. Lessor shall not be responsible to Lessee for the nonperformance of any of these rules by any other tenant or occupant of the Building, but Lessor shall take reasonable steps to enforce any rules, the nonperformance of which by other tenants materially and adversely affects Lessee in the use of the Premises. However, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendment to it adopted by Lessor shall alter, reduce, or adversely affect any of Lessee's rights or enlarge Lessee's obligations under this Lease.

                          SECTION 18.  ENTRY BY LESSOR

     Lessor may enter the Premises at reasonable hours and, except in the event of an emergency, on reasonable prior notice, to (a) inspect the Premises;
(b) exhibit the Premises to prospective purchasers, lenders, or tenants;
(c) determine whether Lessee is complying with all obligations under this Lease; (d) supply janitorial service and any other services to be provided by Lessor under this Lease; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Lessor by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. However, all this work shall be done as promptly as reasonably possible and cause as little interference to Lessee as reasonably possible. Subject to Lessor's undertakings in the previous sentence, Lessee waives any damage claims for inconvenience to or interference with Lessee's business or loss of occupancy or quiet enjoyment of the Premises caused by Lessor's entry. At all time Lessor shall have a key with which to unlock the doors on Premises, excluding Lessee's vaults, safes, and similar areas designated as secure areas in writing by Lessee in advance. In an emergency, Lessor shall have the right to use any means that Lessor deems proper to open Lessee's doors and enter the Premises. Entry to the Premises by Lessor in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Lessee.

                         SECTION 19.  EVENTS OF DEFAULT

     The following events shall constitute events of default under this Lease (each an "Event of Default"):

     (a) a default by Lessee in the payment when due of any rent or other sum payable under this Lease and the continuation of this default for ten (10) or more days after notice of the default from Lessor, provided that if Lessee has failed two (2) or more times in any twelve (12) months to pay any rent or other sum when due and notice of this default has been given by Lessor in each instance, no notice shall be required after this until the expiration of twelve
(12) months in which all rental and other sums payable under this Lease have been paid on or before the date due;

     (b) a default by Lessee in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Lessee in the payment when due of any rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after notice by Lessor or, if the default is curable and would require more than thirty (30) days to remedy, beyond the time reasonably necessary for cure; provided, however, that if Lessee has defaulted in the performance of the same obligation two (2) or more times in twelve (12) months and notice of the default has been given by Lessor in each instance, no notice shall be required after this until the expiration of twelve (12) months without any default by Lessee;

     (c) the bankruptcy of insolvency of Lessee, a transfer by Lessee in fraud of creditors, an assignment by Lessee for the benefit of creditors, or the commencement of proceedings of any kind by or against Lessee under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Lessee is discharged from voluntary proceedings within ninety (90) days;

     (d) the appointment of a receiver for a substantial part of Lessee's assets;

     (e)  the abandonment of the Premises; and

     (f) the levy upon this Lease or any estate of Lessee under this Lease by attachment or execution and the failure to have the attachment or execution vacated within thirty (30) days.

                     SECTION 20.  TERMINATION UPON DEFAULT

     On Occurrence of any Event of Default by Lessee, Lessor may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

     (a) So long as the Event of Default remains uncured, Lessor shall have the right to give notice of termination of Lessee, and on the date specified in this notice, the Lease shall terminate.

        (b) If this Lease is terminated, Lessor may, by judicial process, reenter the Premises, remove all persons and property, and repossess and enjoy the Premises, all without prejudice to other remedies that Lessor may have because of Lessee's default or the termination.

        (c) If this Lease is terminated, Lessor shall have all of the rights and remedies of a landlord provided by Civil Code Section 1951.2, in addition to any other rights and remedies Lessor may have. The damages which Lessor may recover shall include, without limitation, (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount of the rental loss that Lessee proves could have been reasonably avoided; (iii) the worth at the time of award computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Lessee proves could be reasonably avoided; (iv) all reasonable legal expenses and other related costs incurred by Lessor following Lessee's default;
(v) all reasonable costs incurred by Lessor in restoring the Premises to good order and condition to relet the Premises; and (vi) all reasonable costs, including without limitation, any brokerage commissions incurred by Lessor in reletting the Premises.

                     SECTION 21. CONTINUATION AFTER DEFAULT

        Even though Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

                            SECTION 22. OTHER RELIEF

        The remedies provided in this Lease are in addition to any other remedies available to Lessor at law, in equity, by statute, or otherwise.

                  SECTION 23. RIGHT OF LESSOR TO CURE DEFAULTS

        Agreements and provisions to be performed by Lessee under this Lease shall be at Lessee's sole cost and without abatement of rental, except as specifically provided in this Lease. If Lessee (a) fails to pay any sum of money, other than rental, required under this Lease, or (b) fails to perform any other act under this Lease, and this failure continues for thirty (30) days after notice of the failure by Lessor, or a longer period as may be allowed under this Lease, Lessor may, without waiving or releasing Lessee from any obligations of Lessee, make payment or perform other acts required by this Lease on Lessee's behalf. All sums paid by Lessor and all necessary incidental costs shall be payable to Lessor on demand and shall constitute additional rental under this Lease.

                           SECTION 24. ATTORNEY FEES

     If, as a result of a breach or default under this Lease, Lessor uses an attorney to secure compliance with Lease provisions, to recover damages, to terminate this Lease, or to evict Lessee, Lessee shall reimburse Lessor, on demand, for all reasonable attorney fees and expenses incurred by Lessor; provided that, if Lessee becomes the prevailing party in any legal action brought by Lessor, Lessee shall be entitled to recover reasonable attorney fees and expenses incurred by Lessee and need not reimburse Lessor for any attorney fees and expenses incurred by Lessor.

                           SECTION 25. EMINENT DOMAIN

     If all or any part of the Premises are taken through eminent domain, this Lease shall terminate for the part taken as of the date of taking. For a partial taking, either Lessor or Lessee shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty (30) days after the taking. However, Lessee's right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Lessee's use of the balance of the Premises. In the event of any taking, Lessor shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Lessee for moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, lessee shall have no claim against Lessor for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly rental shall be equitably reduced.

                            SECTION 26. SUBORDINATION

     (a) This Lease shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or later placed upon the Building and to any advances made on the security of it or Lessor's interest in it, and to all renewals, modifications, consolidations, replacements, and extensions of it. However, if any mortgagee, trustee, or ground lessor elects to have this Lease prior to the lien of its mortgage or deed of trust or prior to its ground lease, and gives notice of that to Lessee, this Lease shall be deemed prior to the mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of the mortgage, deed of trust, or ground lease, or the date of recording of it. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Lessee shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure. In the event of termination of any ground lease to which this Lease is subordinate, Lessee shall attorn to the ground lessor. Lessee agrees to execute any documents, in form and substance reasonably acceptable to Lessee, required to effectuate the subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence the attornment

     (b) In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off, or foreclosed, and the rights of possession of Lessee under this Lease shall not be disturbed. Lessee's covenant under Section 26(a) to subordinate this Lease to any ground lease, mortgage, deed of trust, or other hypothecation later executed is conditioned on each senior instrument containing the commitments specified in this subsection.

     (c) Lessee agrees that Lessee shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, marital status, sexual preference, national origin, or ancestry, in the occupancy, use, sublease, tenure, or enjoyment of the Premises.

                             SECTION 27. NO MERGER

     The surrender of this Lease by Lessee, or a mutual cancellation of it, shall not work a merger and shall, at the option of Lessor, terminate all of any existing subleases or subtenancies, or operate as an assignment to Lessor of all subleases or subtenancies.

                                SECTION 28. SALE

     In the event that Lessor or any successor owner of the Building sells or conveys the Building, all liabilities and obligations of Lessor or the successor owner under this Lease accruing after the sale or conveyance terminates, shall be binding on the new owner, and Lessee shall release Lessor from all liability under this Lease. Lessee agrees to attorn to the new owner.

                        SECTION 29. ESTOPPEL CERTIFICATE

     At any time with at least fifteen (15) days' prior notice by Lessor, Lessee shall execute, acknowledge, and deliver to Lessor a certificate certifying: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification, (b) the amount of the Base Rent, most recent Additional Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Lessee of any default that has not been cured, except defaults specified in the certificate, (d) that no default of Lessor is claimed by Lessee, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Lessor. Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Building or any part of it.

                     SECTION 30. LIGHT, AIR, OR VIEW RIGHTS

        Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Building shall not affect this Lease or impose any liability on Lessor.

                            SECTION 31. HOLDING OVER

        (a) If, without objection by Lessor, Lessee holds possession of the Premises after expiration of the term of this Lease, Lessee shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to term, option to extend, and option to acquire the Building, but at a monthly rental equivalent to one hundred fifty percent (150%) of the then prevailing monthly rental paid by Lessee at the expiration of the term of this Lease, payable in advance on or before the first day of each month. Each party shall give the other notice of intention to terminate the tenancy at least one
(1) month prior to the date of termination of a monthly tenancy.

        (b) If, over Lessor's objection, Lessee holds possession of the Premises after expiration of the term of this Lease or expiration of the holdover tenancy, Lessee shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Lessee for unauthorized occupancy of the Premises, Lessee shall indemnify Lessor and any replacement tenant for the Premises for any damages or loss suffered by either Lessor or the replacement tenant resulting from Lessee's failure to vacate the Premises in a timely manner.

                          SECTION 32. SECURITY DEPOSIT

        Lessee has deposited with Lessor the sum specified in the Basic Lease Information ("Deposit"). The Deposit shall be held by Lessor as security for the faithful performance by Lessee of all provisions of this Lease. If Lessee fails to pay rent or other sums due under this Lease or defaults with respect to any provision of this Lease, Lessor may use, apply, or retain all or any portion of the Deposit for the payment of rent or other sums in default, for the payment of any other sums to which Lessor may become obligated because of Lessee's default, or to compensate Lessor for any loss or damage that Lessor may suffer because of the Lessee's actions. If Lessor uses or applies the Deposit, Lessee shall, within ten (10) days after the demand, deposit cash with Lessor in an amount sufficient to restore the Deposit to the full amount, and Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Deposit separate from Lessor's general accounts. If Lessee performs all of Lessee's obligations under this Lease, the Deposit or the amount not applied by Lessor shall be returned, without interest, to Lessee at Lessor's option, to the last assignee, if any, of Lessee's interest under this Lease at the expiration of the Term and after Lessee has vacated the Premises. No trust relationship is created between Lessor and Lessee with respect to the Deposit.

                               SECTION 33. WAIVER

     The waiver by Lessor of any agreement, condition, or provision contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the agreement, condition, or provision or any other agreement, condition, or provision contained in the Lease, nor shall any custom or practice that may arise between the parties in the administration of the terms of this Lease be construed to waive or lessen the right of Lessor to the performance by Lessee in strict accordance with these terms. The subsequent acceptance of rental under this Lease by Lessor shall not be deemed to be a waiver of any preceding breach by the other party of any agreement, condition, or provision of this Lease, other than the failure of Lessee to pay the particular accepted rental, regardless of knowledge of the preceding breach at the time of the rental acceptance.

                        SECTION 34. NOTICES AND CONSENTS

     All notices, consents, demands, and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when delivered, including delivery by commercial delivery services or facsimile transmission, or if deposited in the United States mail, certified or registered, postage prepaid, when received or refused. All notices, consents, demands, and other communications shall be addressed as follows: to Lessee at the address specified in the Basic Lease Information, or to another place or person as Lessee may designate in a notice to Lessor, or delivered to Lessee at the Premises; to Lessor at the address specified in the Basic Lease Information, or to another place as Lessor may designate in a notice to Lessee.

                          SECTION 35. ENTIRE AGREEMENT

     There are no oral agreements between Lessor and Lessee affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and understandings between Lessor and Lessee or displayed by Lessor to Lessee with respect to the subject matter of this Lease. There are no representations between

Lessor and Lessee other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

                             SECTION 36. AUTHORITY

     If either of the parties signs this Lease as a corporation, each person executing this Lease on behalf of the party warrants that the party is an authorized and existing corporation, that it is qualified to do business in California, that it has the right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If either of the parties signs this Lease as a partnership, each person executing this Lease on behalf of the party warrants that the party is a partnership, that the partnership has the right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to sign.

                        SECTION 37. PLURAL AND SINGULAR

     The words "Lessor" and "Lessee" is used in this Lease shall include the plural as well as the singular.

                   SECTION 38. JOINT AND SEVERAL OBLIGATIONS

     If there is more than one Lessee, the obligations imposed on Lessee shall be joint and several.

                        SECTION 39. TIME OF THE ESSENCE

     Time is of the essence in this Lease and all of its provisions.

                        SECTION 40. EXAMINATION OF LEASE

     Submission of this instrument for examination or signature by Lessee does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Lessor and Lessee.

                   SECTION 41. HEIRS, SUCCESSORS, AND ASSIGNS

     The agreements, conditions, and provisions contained in this Lease shall, subject to the provisions for assignment, apply to and bind the heirs, executors, administrators, successors, and assigns of the parties to it.

               SECTION 42. NAME OF BUILDING, PARKING AND SIGNAGE

     Lessee shall not, without the consent of Lessor, use the name of the Building for any purpose other than as the address of the business to be conducted by Lessee in the Premises. Lessee shall have the non-exclusive right to all forty-three (43) parking stalls located on the Premises. Lessee's monuments, if any, and building signs shall be subject to Lessor's prior approval, which shall not be unreasonably withheld. Lessee shall be responsible for all costs associated with Lessee's signage.

         SECTION 43. ILLEGALITY OR UNENFORCEABILITY OF PORTION OF LEASE

     If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

                           SECTION 44. GOVERNING LAWS

     This Lease shall be governed by and construed pursuant to law of the State of California.

                              SECTION 45. EXHIBITS

     The exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

     The parties have executed this Lease as of the date first set forth above.

LESSOR:                               LESSEE:

                                      HI/FN, INC., a Delaware corporation

/s/ SALLY SPENCER                 By: /s/ W.R. WALKER
----------------------------          ---------------------------------------
SALLY SPENCER                                                            CFO

                                  By: /s/ CHRISTOPHER BRIGHAM
                                     ----------------------------------------
                                                                 , Secretary
                                     VP Operations, Officer

                                  EXHIBIT "A"

Parcel 1, as shown on that parcel map filed for record in the Office of the Recorder of the County of Santa Clara, State of California on June 13, 1972 in Book 398 of Maps, Page 45.

Commonly known as: 727 University Avenue, Los Gatos
APN: 529-11-044



                                     [MAP]



Note: The above diagram does not indicate all existing tenant improvements and interior walls.

                       EXHIBIT B. BASIC LEASE INFORMATION

Date: October __, 2000

Lessor: Sally Spencer

Lessee: HI/FN, INC., a Delaware corporation

Premises: 727 University Avenue, Los Gatos, CA 95032             Section  1

Base Year: 2000                                                  Section  1

Rentable Area of Premises: 11,472 square feet                    Section  1

Rentable Area of Building: 11,472 square feet

Lessee's Percentage Share: 100%                                  Section  1

Commencement Date: January 1, 2001                               Section  3

Termination Date: December 31, 2007                              Section  3

Base Rent: $60,228.00 per month for 1-1-01 to 12-31-01           Section  4
           $62,637.12 per month for 1-1-02 to 12-31-02           Section  4
           $65,142.60 per month for 1-1-03 to 12-31-03           Section  4
           $67,748.31 per month for 1-1-04 to 12-31-04           Section  4
           $70,458.24 per month for 1-1-05 to 12-31-05           Section  4
           $73,276.57 per month for 1-1-06 to 12-31-06           Section  4
           $76,207.63 per month for 1-1-07 to 12-31-07           Section  4

Security Deposit: $67,111.20 cash plus                           Section 32
                  $134,222.40 in cash or acceptable Irrevocable
                  Letter of Credit

Lessee's Address for Notice: 727 University Ave.,
Los Gatos, CA 95032                                              Section 34

Lessee's Address for Notice: 139 Vista Del Monte,
Los Gatos, CA 95030                                              Section 34

Exhibits and Addendum: A and B

     The Sections of the Lease identified above are those provisions where references to particular Basic Lease Information appear. Each reference shall incorporate the applicable Base Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

LESSOR:                                LESSEE:
                                       HI/FN, INC., a Delaware corporation


/s/ SALLY SPENCER                  By: /s/ WILLIAM WALKER
------------------------------         -----------------------------------
SALLY SPENCER

                                   By: /s/ CHRISTOPHER BRIGHAM
                                       -----------------------------------


LEASE.EXB.O03.wpd                                                         PAGE 1